Cleveland-Cliffs Logo

NEWS RELEASE

Cleveland-Cliffs Increases Stock Repurchase Authorization

CLEVELAND, OH—July 11, 2006—Cleveland-Cliffs Inc (NYSE: CLF) today announced that its Board of Directors has authorized the repurchase of up to an additional two million shares of its common stock.

The Company’s prior repurchase authorization of 1.25 million shares of common stock announced on May 9, 2006, was fully executed prior to a two-for-one stock-split distribution on June 30, 2006. The current authorization announced today is for up to an additional two million common shares, on a post-split basis. The Company is authorized to make purchases from time to time in the open market or negotiated transactions at a market price. Shares will be accumulated as treasury shares for general corporate purposes.

Commenting on the additional share repurchase authorization, Cliffs’ Chairman and Chief Executive Officer John Brinzo said, “As we continue to seek growth opportunities for our business, we maintain our view that repurchasing our own shares is an attractive means of enhancing shareholder value. Given the Company’s positive business outlook and strong cash flow expectations, the Board believes it is appropriate to return a meaningful portion of profits to shareholders.”

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:

http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, the third-largest iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.

This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: changes in the sales mix for the Company’s Portman operations; the impact of other price adjustment factors on the Company’s North American sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand, due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2005, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:

http://www.cleveland-cliffs.com.

SOURCE: Cleveland-Cliffs Inc

CONTACT: Media: 1-216-694-4870

Financial Community: 1-800-214-0739, or 1-216-694-5459

# # #